Exhibit 99.1

Bristol-Myers Squibb to Acquire ZymoGenetics

•	Builds on Long-standing Commitment to Virology

•	Gains Full Rights to Promising Phase II Hepatitis C Biologic, Pegylated-Interferon Lambda

•	Obtains FDA-Approved Specialty Surgical Biologic, RECOTHROM®

•	Attains Early Clinical and Pre-clinical Programs in Oncology and Immunoscience

(NEW YORK, NY and SEATTLE, WA, September 7, 2010) — Bristol-Myers Squibb Company (NYSE:BMY) and ZymoGenetics, Inc. (NASDAQ: ZGEN) announced today that the companies have signed a definitive agreement providing for the acquisition of ZymoGenetics by Bristol-Myers Squibb, for $9.75 per share in cash. The transaction, with an aggregate purchase price of approximately $885 million, or approximately $735 million net of cash acquired, has been unanimously approved by the boards of directors of both companies. The board of directors of ZymoGenetics intends to recommend that ZymoGenetics’ shareholders tender their shares in the tender offer. In addition, shareholders holding approximately 37% of the outstanding shares of ZymoGenetics’ common stock have entered into agreements with Bristol-Myers Squibb to support the transaction and to tender their shares in the offer.

“The acquisition of ZymoGenetics brings us full ownership of a promising investigational biologic that strengthens our very diversified Hepatitis C portfolio. Building on our leadership in virology, we are developing a strong portfolio to help patients with Hepatitis C,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb. “In addition, ZymoGenetics brings proven capabilities with therapeutic proteins and revenue from a marketed specialty surgical biologic. This acquisition is another example of our strategic, targeted approach to business development.”

“By joining forces with Bristol-Myers Squibb, we believe we will enhance the long-term potential of ZymoGenetics’ portfolio of assets, while providing a compelling valuation for our shareholders,” said Douglas E. Williams, Ph.D., chief executive officer of ZymoGenetics. “Our collaboration with Bristol-Myers Squibb in the development of PEG-Interferon lambda has been extremely positive and it has given us an opportunity to fully appreciate their capabilities. We believe that this transaction will maximize the potential for our products and product candidates to make a meaningful difference for patients in need.”

Bristol-Myers Squibb gains the following as a result of the acquisition:

•

Full ownership of pegylated-interferon lambda, a novel interferon in Phase IIb development for the treatment of Hepatitis C infection, which, if approved, could be an important contributor to Bristol-Myers Squibb’s future growth. The companies have collaborated on the development of pegylated-interferon lambda since January 2009. Four-week and 12-week results from a Phase IIa study will be presented at the American Association for the Study of Liver Diseases meeting later this year.

•	RECOTHROM®, a recombinant thrombin approved by the U.S. Food and Drug Administration for use as a topical hemostat to control non-arterial bleeding during surgical procedures.

•	IL-21 protein, a cytokine currently being tested in an open-label, Phase II clinical study as a potential immunotherapy treatment for metastatic melanoma.

•	An earlier-stage pipeline of six biologic drug candidates, including an anti-IL-31 antibody, currently in pre-clinical development for atopic dermatitis.

•	Potential milestone and royalty payments from six partnered programs in various stages of clinical development by EMD Serono, Inc., an affiliate of Merck KGaA, and Novo Nordisk.

“ZymoGenetics is a leader in advancing novel biologics, particularly genomics-based therapies,” said Elliott Sigal, M.D., Ph.D., executive vice president and chief scientific officer, Bristol-Myers Squibb. “We expect ZymoGenetics’ pipeline and biologics capabilities to complement and enhance our existing efforts in Hepatitis C, oncology and immunoscience.”

Initially, the transaction is expected to be modestly dilutive to earnings per share (EPS) for Bristol-Myers Squibb. In 2010, the transaction is expected to be dilutive to EPS by approximately $0.03. In 2011, the transaction is expected to be dilutive to EPS by approximately $0.07.

Under the terms of the definitive agreement, Bristol-Myers Squibb will commence a cash tender offer on or about September 9, 2010, to purchase all of the outstanding shares of ZymoGenetics’ common stock for $9.75 per share. The closing of the tender offer is subject to customary terms and conditions, including the tender of a number of shares which is equal to or greater than 48,282,192 shares (which represents approximately 56% of the outstanding shares as of August 31, 2010, which represents a majority of the shares on a fully-diluted basis, excluding certain shares underlying derivative securities that are significantly out-of-the-money), and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The agreement also provides for the parties to effect, subject to customary conditions, a merger to be completed following the completion of the tender offer which would result in all shares not tendered in the tender offer being converted into the right to receive $9.75 per share in cash. The merger agreement contains a provision under which ZymoGenetics has agreed not to solicit any competing offers for the company. Bristol-Myers Squibb will finance the acquisition from its existing cash resources. The companies expect the tender offer to close approximately thirty days after commencement of the tender offer.

Morgan Stanley & Co. Incorporated is serving as financial advisor to Bristol-Myers Squibb in connection with the acquisition, and Bristol-Myers Squibb is represented by Kirkland & Ellis LLP. Goldman, Sachs & Co. is serving as financial advisor to ZymoGenetics in connection with the acquisition, and ZymoGenetics is represented by Latham & Watkins LLP and Fenwick & West LLP.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” relating to the acquisition of ZymoGenetics by Bristol-Myers Squibb and the discovery, development and commercialization of certain biological compounds. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. In addition, the compounds described in this release are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

About ZymoGenetics

ZymoGenetics is a biopharmaceutical company focused on the development and commercialization of therapeutic proteins for the treatment of human diseases. The company developed and is marketing RECOTHROM® Thrombin, topical (Recombinant) in the United States. ZymoGenetics has two product candidates in Phase 2 clinical development: PEG-Interferon lambda, being studied in collaboration with Bristol-Myers Squibb for treatment of hepatitis C virus infection, and IL-21, being tested as a potential treatment for metastatic melanoma. In addition, ZymoGenetics has an anti-IL-31 monoclonal antibody in preclinical development, which it expects to test initially as a treatment for atopic dermatitis. Several of the product candidates previously identified through ZymoGenetics’ discovery research efforts have been licensed to and are being developed by third parties, including Merck Serono and Novo Nordisk. ZymoGenetics is eligible to receive milestone payments and royalties related to these assets. For further information, visit www.zymogenetics.com.

ZymoGenetics Forward-Looking Statement

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to ZymoGenetics’ business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of ZymoGenetics, Bristol-Myers Squibb and Zeus Acquisition Corporation to complete the transactions contemplated by the Agreement and Plan of Merger dated as of September 7, 2010 by and among ZymoGenetics, Bristol-Myers Squibb and Zeus Acquisition Corporation (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of ZymoGenetics’ shareholders will tender their shares of common stock in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; the effects of disruption from the transactions on ZymoGenetics’ business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that shareholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of ZymoGenetics, including ZymoGenetics’ unproven product sales and marketing, manufacturing and commercialization capabilities; strategic partnering activities; product safety; clinical trials and results; legislative and regulatory activity and oversight; intellectual property claims and litigation; the continuing global economic uncertainty and other risks detailed in ZymoGenetics’ public filings with the Securities and Exchange Commission from time to time, including ZymoGenetics’ most recent Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. ZymoGenetics expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Additional Information

The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Bristol-Myers Squibb will cause a new wholly owned subsidiary, Zeus Acquisition Corporation, to file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (SEC). Investors and ZymoGenetics shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by ZymoGenetics with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Bristol-Myers Squibb at www.bms.com or Office of the Corporate Secretary, 345 Park Avenue, New York, New York 10154-0037. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all shareholders of ZymoGenetics, Inc. free of charge at www.zymogenetics.com or by contacting ZymoGenetics, Inc. at 1201 Eastlake Avenue East, Seattle, Washington 98102-3702, Telephone Number (206) 442-6600 or (800) 775-6686.

Contacts:

Bristol-Myers Squibb Company	ZymoGenetics
Media	Media and Investors
Jennifer Fron Mauer, 609-252-6579	Susan W. Specht, 206-442-6592
jennifer.mauer@bms.com	susan.specht@zgi.com

or

Investors

Teri Loxam, 609-252-3368

teri.loxam@bms.com

or

Suketu Desai, 609-252-5796

suketu.desai@bms.com